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                                                                    EXHIBIT 10.1


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                                GATX CORPORATION
                     2004 EQUITY INCENTIVE COMPENSATION PLAN
             STOCK-SETTLED STOCK APPRECIATION RIGHT (SAR) AGREEMENT


PARTICIPANT                          FirstName_1 MiddleInitial_1 LastName_1

NUMBER OF SARS                       NumberofOptions_1

EXERCISE PRICE OF SARS               $46.75

GRANT DATE                           March 8, 2007

EXPIRATION DATE*                     March 8, 2014


*Subject to earlier expiration as provided in the attached terms and conditions.

================================================================================

In partial consideration of the provision of services by the Participant, an employee of GATX Corporation (the "Company"), or a subsidiary thereof (such subsidiary and the Company hereinafter collectively "GATX"), and as further incentive to the Participant to advance the interests of the Company, the Company hereby grants to the Participant NumberofOptions_2 stock-settled stock appreciation rights (the "SARs") with respect to the same number of shares of common stock of the Company ("Share") at the exercise price (the "Exercise Price") set forth above, all as determined by the Compensation Committee (the "Committee") of the Board of Directors of the Company in accordance with paragraph 2.2 of the GATX Corporation 2004 Equity Incentive Compensation Plan, as amended (the "Plan"). Such grant is expressly subject to the terms and conditions of this SAR Agreement as hereinafter set forth and further subject to the terms and conditions of the Plan, both of which are incorporated herein by reference.

Other terms used in the Agreement are defined in paragraph 16 or elsewhere in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement, consisting of this page and paragraphs one (1) through sixteen (16) of Terms and Conditions attached hereto, to be executed the date, month and year first above written.


     GATX CORPORATION                   PARTICIPANT


By:  /s/ Brian Kenney
     -------------------------          ----------------------------------------
     Chairman, President & CEO          FirstName_2 MiddleInitial_2 LastName_2


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1. Date of Exercise. Subject to the terms and conditions of this Agreement, each
Installment of Shares associated with a grant of SARs shall be exercisable on and after the Vesting Date for such Installment as described in the following schedule (but only if the Participant's Date of Termination has not occurred before the Vesting Date):


-------------------------------------------------------------------------------
            INSTALLMENT                        VESTING DATE
-------------------------------------------------------------------------------
           33.33% OF SARS                      MARCH 8, 2008
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           33.33% OF SARS                      MARCH 8, 2009
-------------------------------------------------------------------------------
           33.34% OF SARS                      MARCH 8, 2010
-------------------------------------------------------------------------------



    For purposes of this Agreement, the term "Vesting Date" shall mean the date(s) set forth in the above schedule.

2.  The vesting of each SAR granted hereunder shall be subject to the following:

     (a) Each SAR shall become fully vested if a Participant's Date of Termination occurs by reason of the Participant's death, Disability or Retirement at or beyond age 65.

     (b) Only SARs which were exercisable on or immediately prior to the Participant's Date of Termination may be exercised on or after the Date of Termination. However, if the Participant is terminated for Cause, all unexercised SARs will be cancelled as of the date immediately prior to the Date of Termination.

     (c) If the Participant's Date of Termination does not occur prior to the occurrence of a Change in Control, the SARs shall become fully exercisable on the date of the Change in Control, subject to the following:

          (i) Upon the occurrence of a Change in Control described in paragraph 5(e) of the Plan with respect to a Participant as described therein (relating to certain transactions involving a subsidiary or business segment), (A) the Installment of SARs, if any, scheduled to become exercisable during the calendar year in which such Change in Control occurs shall become exercisable in full beginning on the date on which the Change in Control occurs and
               (B) all exercisable SARs remain exercisable until the earlier of the Expiration Date or the end of the calendar year following the consummation of the transaction which constitutes the Change of Control.

          (ii) Subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended, the Participant shall have a right, during the thirty day period following the occurrence of a Change in Control other than a Change of Control referred to in the immediately preceding subparagraph, to receive from the Company cash in an amount equal to the product of:

               (A) the number of exercisable SARs which the Participant elects to have canceled; and

               (B)  the excess, if any, of the highest of:


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                    (1)  the highest reported sales price of the Shares during the sixty days preceding such exercise;

                    (2)  the highest purchase price for the Shares shown in any
                         Schedule 13D filed with respect to an acquisition referred to in Section 5(a) of the Plan as paid within the sixty days prior to the date of such report; or

                    (3) the cash and value of property paid per share in any transaction referred to in Section 5(c) of the Plan; over the Exercise Price.

(3) Expiration. The SARs shall not be exercisable after the Company's close of business on the last business day that occurs immediately prior to the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

     (a)  the seven-year anniversary of the Grant Date;

     (b) if the Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

     (c) if the Date of Termination occurs for Cause, the date immediately preceding Date of Termination;

     (d) if the Date of Termination occurs by reason of Retirement, the five-year anniversary of such Date of Termination; and;

     (e) if the Date of Termination occurs for any reason other than those listed in subparagraph (b), (c), or (d) of this paragraph 3, the three-month anniversary of such Date of Termination.

(4) Method of SAR Exercise; Number of Shares, Sale of Shares. The SARs subject to this grant may be exercised in whole or in part by filing a written notice with the Director, Compensation of the Company at its corporate headquarters prior to the Company's close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of SARs which the Participant elects to exercise, and whether the Participant wishes to exercise his or her option to sell the underlying Shares following exercise. The SARs shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Shares are traded. If the Company makes such a determination, it shall use all reasonable efforts to timely permit the SARs to be exercised in compliance with such laws, rules and regulations.

     In making any determination hereunder, the Company may rely on the opinion of counsel for the Company which may be the Company's internal counsel. Except in the event of a Change of Control as specified above, all SARs covered by this Agreement shall be settled in Shares. The number of Shares to be issued to a Participant upon exercise of an SAR shall be equal to the product of (a) the difference between (i) the fair market value of the Shares on the Exercise Date, and (ii) the Exercise Price, and (b) the number of SARs exercised, divided by the fair market value of the Shares on the Exercise Date. Any fractional share shall be paid in cash. For purposes of this paragraph (4), fair market value shall be the average of the high and low market prices as reported by the New York Stock Exchange on the date of exercise. If the Participant elects to sell


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     the Shares underlying the exercised SARs, such sale shall be executed as promptly as possible, however, the Participant should be aware that the sale may not be executed on the Exercise Date.

(5) Dividend Equivalents. Participants shall be entitled to accrue dividend equivalents beginning on the Grant Date and ending upon the earlier to occur of (i) the date of exercise of the SARs and (ii) the Expiration Date. An account will be established for each participant that will accrue dividend equivalents on the SARs with respect to Shares that have not vested. The Participant's account shall be credited with dividend equivalents equal to the product of (a) the number of SARs which the Participant was granted and that have not vested subject to any adjustment made by the Committee as referred to in paragraph 4.2 (f) of the Plan, and
     (b) the dividend declared on a single Share with respect to the immediately preceding dividend record date. So long as the SARs have not been cancelled, accrued dividends with respect to any Installment will be paid as soon as practical after the Vesting Date of that Installment of SARs as reflected in paragraph 1. Dividend equivalents with respect to vested, unexercised SARS will be calculated as described above, and will be paid within 30 days of each quarterly dividend payment date. Dividend equivalents will be prorated through the Expiration Date for the quarter in which the Expiration Date occurs on vested SARs.

(6) Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of Shares which the Participant already owns, or to which the Participant is otherwise entitled under the Plan; provided, however, that, except as otherwise provided by the Committee, such Shares may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

(7) Transferability. The SARs are not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant or in the case of his or her incapacity by his or her legal representative.

(8) Heirs and Successors. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any




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     rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

(9) Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement shall be final and binding on all persons.

(10) Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the Director, Compensation of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

(11) Not An Employment Contract. The grant of SARs will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any subsidiary, nor will the SAR interfere in any way with any right the Company or any subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

(12) Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three days after mailing, but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, to the attention of the Director, Compensation at the Company's principal executive office.

(13) Fractional Shares. In lieu of issuing a fraction of a Share upon any exercise of an SAR, resulting from an adjustment of the number of SARs pursuant to paragraph 4.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant in cash in an amount equal to the Fair Market Value of such fractional share.

(14) No Rights As Shareholder. The Participant shall not have any rights of a shareholder with respect to the shares subject to the granted SARs, unless and until a stock certificate has been duly issued following exercise of the SARs as provided herein.

(15) Amendment. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the parties.


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(16) Definitions. For purposes of this Agreement, the terms used in this
     Agreement shall be subject to the following:

     (a) Cause. The term "Cause" shall mean (i) the willful and continued failure of the Participant to perform the Participant's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief, that the Participant's action or omission was in the best interests of the Company.

     (b) Change in Control. The term "Change in Control" shall have the meaning ascribed to it in Section 5 of the Plan.

     (c) Date of Termination. The term "Date of Termination" means the first day occurring on or after the Grant Date on which the Participant is not employed by the Company (or in the case of a non-employee member of the Board of Directors of the Company, a member on the Board) or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer.

     (d) Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a "Disability" during the period in which the Participant is considered to be "disabled" as that term is defined in the Company's long term disability plan.

     (e) Exercise Date. Notice pursuant to paragraph (4) hereof may be provided by e-mail, facsimile, hand delivery, regular mail or special delivery (e.g., UPS, overnight, FedEx). Except in the case of regular mail or special delivery, the term "Exercise Date" means the date of receipt by the Company of the written notice. In the case of regular mail or special delivery, "Exercise Date" shall mean the postmarked or shipping date reflected thereon.

     (f) Retirement. "Retirement" of the Participant means retirement on a "Retirement Date," as that term is defined in the GATX Corporation Non-Contributory Pension Plan for Salaried Employees (the "Pension Plan"); provided that if the Participant is not a participant in the Pension Plan, the Retirement Date shall be the date determined by the Committee.

     (g) Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

The Committee may modify the terms of this Agreement to the extent it determines may be necessary to avoid the imposition of interest and/or penalties under Internal Revenue Code Section 409A.